Exhibit 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                          JCP&L TRANSITION FUNDING LLC



This Certificate of Formation of JCP&L Transition Funding LLC, has been duly executed and is being filed by Bernard J. Kelley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.).

(a)  The name of the limited liability company is JCP&L Transition Funding LLC.

(b) The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of JCP&L Transition Funding LLC this 24th day of February, 2000.

                                              /s/ Bernard J. Kelley
                                         -------------------------------
                                         Bernard J. Kelley, as an
                                         authorized person